UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2007

China Solar & Clean Energy Solutions, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-12561	95-3819300
(State of Incorporation)	(Commission File No.)	(IRS Employer
Identification No.)

Building 3 No. 28, Feng Tai North Road, Beijing China, 100071

(Address of principal executive offices, including zip code)

+86-10-63850516

  (Registrant's telephone number, including area code)

Deli Solar (USA), Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective October 29, 2007, Deli Solar (USA), Inc. (the “Company”) changed its name from “Deli Solar (USA), Inc.” to “China Solar & Clean Energy Solutions, Inc.” The board approved the changed name and deems it is to better reflect the direction and business of the Company.

The name change is completed in connection of a merger pursuant to Section 92A.180 of the Nevada Revised Statutes, according to which, the merger is in the form that the Company’s wholly-owned subsidiary, Du Solar, Inc., a corporation incorporated under the laws of the state of Nevada on September 11, 2007, merged into the Company itself, having the Company as the surviving corporation. Therefore no shareholder approval for the merger and the related name change from either the parent or the subsidiary company is required.

Item 8.01 Other Events

The name change is to become effective with NASDAQ's Over-the-Counter Bulletin Board at the opening for trading on November 5, 2007 under the new stock symbol CSOL. Our new CUSIP number is 16943E 105.

Item 9.01. Financial Statements and Exhibits.

3.1   Articles of Merger filed with the Secretary of State of Nevada on October 29, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2007	Deli Solar (USA), Inc (Registrant)

	By:	/s/ Deli Du
Deli Du
President and Chief Executive
Officer